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                                                                  EXHIBIT 23.3



                         INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-20007 of FPA Medical Management, Inc. on Form S-3 of our report dated September 30, 1996 on the combined financial statements of Foundation Health Medical Services (a wholly-owned subsidiary of Foundation Health Corporation) and Affiliates as of June 30, 1995 and 1996 and for each of the three years in the period ended June 30, 1996, and our report dated February 23, 1996 on the financial statements of Foundation Health IPA as of December 31, 1995 and 1994 and for the year ended December 31, 1995 and for the period from June 7, 1994 (date of inception) to December 31, 1994 (such reports express unqualified opinions and include explanatory paragraphs referring to significant related party transactions), appearing in Registration Statement No. 33-13535 of FPA Medical Management, Inc. on Form S-4.


We also consent to the reference to us under the heading "Experts" in the Prospectus, which is a part of this Registration Statement.


/s/ DELOITTE & TOUCHE LLP


Deloitte & Touche LLP
Sacramento, California
February 10, 1997